UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 21, 2015

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Ellis Thomas Fisher as Director.

On January 21, 2015, the Board of Directors (the “Board”) of Rambus Inc. (the “Company”) elected Ellis Thomas Fisher to be a member of the Board as a Class I director, effective immediately, to stand for reelection at the annual meeting of the Company to be held in 2016. In connection with the election of Mr. Fisher to the Board, the Board, pursuant to the provisions of the Amended and Restated Bylaws of the Company, resolved that the size of the Board be increased from six to seven.

There are no arrangements or understandings between Mr. Fisher and any other persons pursuant to which Mr. Fisher was named a director of the Company. Mr. Fisher does not have any family relationship with any of the Company’s directors or executive officers. Mr. Fisher has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K. Mr. Fisher will receive standard compensation, including restricted stock unit and option grants available to non-employee directors of the Company.

Mr. Fisher was also appointed to the Compensation Committee of the Board. After giving effect to Mr. Fisher’s appointment, the Compensation Committee is composed of Penelope A. Herscher (Chair), Charles Kissner and Ellis Thomas Fisher.

Attached to this Form 8-K is a press release regarding the appointment of Mr. Fisher as a Director of the Company. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated January 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2015	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 22, 2015.